Exhibit 99.1

Planet Green Holdings Corp. Expands Sales Channels Through Strategic Partnership in Inner Mongolia Market

NEW YORK, June 10, 2025 /PRNewswire/ -- Planet Green Holdings Corp. (“Planet Green”, the “Company”) (NYSE American: PLAG) announced that its subsidiary Xianning Bozhuang Tea Products Co., Ltd. (“Bozhuang”) entered into a strategic partnership agreement with Inner Mongolia Lvtaiyuan Agricultural Products Co., Ltd. (“Lvtaiyuan”) to expand its sales channels and reach new markets. Through this collaboration, Bozhuang will supply its high-quality black tea products to Lvtaiyuan’s extensive and established sales network, creating new opportunities to deliver its premium offerings to a broader audience.

As one of Bozhuang’s flagship products, black tea holds tremendous potential in Inner Mongolia, which is a major consumer market for black tea. Lvtaiyuan, a leading distributor of black tea in the region, brings unparalleled access to this market. By combining Bozhuang’s expertise in production with Lvtaiyuan’s deep market knowledge and distribution strength, this partnership is poised to unlock significant opportunities for growth and mutual success.

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in our reports filed with the Securities and Exchange Commission, which are available, free of charge, on the SEC’s website at www.sec.gov.

For more information please contact:

Ms. Lili Hu

Chief Financial Officer

Phone: 718 799 0380

Email: hulili@planetgreenholdings.com